                                               File Pursuant To Rule 424(b)(4)
                                                      Registration No. 333-46544



                       PATHFINDER BUSINESS RESOURCES, INC.
                                  COMMON STOCK

         This is an initial public offering of up to 400,000 shares of common stock of Pathfinder Business Resources, Inc. on a "best efforts" basis. If a minimum number of 120,000 shares is not sold, all monies will be promptly returned to investors without interest or deduction therefrom. The offering period will expire on November 30, 2001 and it may be extended by us until January 31,2002. Arrangements have been made to place the funds of the offering in escrow.

         Before the offering, there has been no public market for the common stock. Should a public market develop, the offering price of $2.50 per share may not reflect the market price of the shares after the offering. We plan to seek to list the common stock on the OTC Electronic Bulletin Board through our underwriter and/or other broker-dealers.

         THE PURCHASE OF OUR COMMON STOCK INVOLVES THE PURCHASE OF SPECULATIVE SECURITIES AND A HIGH DEGREE OF RISK. BEFORE YOU DECIDE TO INVEST IN OUR COMMON STOCK, CAREFULLY READ THE PROSPECTUS, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE 5.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUATELY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


================================================================================================================
                                                                              Underwriting           Proceeds to
                                                 Price to                     Commissions       Pathfinder Business
                                                  Public                       And Fees               Resources
----------------------------------------------------------------------------------------------------------------
   Per Share                                  $     2.50                      $ .35625                $2.14375
----------------------------------------------------------------------------------------------------------------

   Minimum                                    $  300,000                      $ 42,750                $257,250
----------------------------------------------------------------------------------------------------------------

   Maximum                                    $1,000,000                      $142,500                $857,500
================================================================================================================

                            WINDHAM SECURITIES, INC.

                       PROSPECTUS DATED SEPTEMBER 12, 2001

                                TABLE OF CONTENTS
                                                                  Page
                                                                  ----

Prospectus Summary...................................................3
Summary Financial Data...............................................5
Risk Factors.........................................................6
Forward Looking Statement...........................................11
Use of Proceeds.....................................................11
Dividend Policy.....................................................13
Dilution............................................................13
Capitalization......................................................15
Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations....................................................16
Business............................................................18
Management..........................................................23
Principal Stockholders..............................................28
Certain Transactions................................................29
Description of Securities...........................................30
Shares Eligible for Future Sale.....................................32
Plan of Distribution................................................32
Legal Matters.......................................................35
Experts.............................................................35
Financial Statements...............................................F-1
Appendix............................................................36

                            FOR NEW JERSEY RESIDENTS

                  This offering may only be sold to residents of the State of New Jersey who are accredited investors within the meaning of Rule 501 of Regulation d of the Securities Act of 1933. Natural persons must either have a net worth or joint net worth with that person's spouse, at the time of his purchase of at least $1,000,000 or individual net income in the last two years of at least $200,000 ($300,000 in the case of a joint income with that person's spouse) and a reasonable expectation of reaching the same income level in the current year. In the case of corporations and partnerships not formed for the specific purpose of acquiring the securities offered, the entity must have in excess of $5,000,000 total assets or all the equity owners must be accredited investors. Broker/dealers located in the State of New Jersey will be permitted to sell Pathfinder Business Resources' shares to accredited investors and non-accredited investors located outside of the State of New Jersey wherever such sales can be lawfully sold.



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


PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus before you decide to invest.

                          PATHFINDER BUSINESS RESOURCES

Overview
--------

         Pathfinder Business Resources, Inc., formerly named 800Pet.Com, Inc., is a New York development stage holding corporation. Through our ownership of a wholly-owned operating subsidiary, Pathfinder International Group, Inc., we make available business development and management consulting services to small and medium-sized companies primarily through the consulting services of a limited number of senior business executives not employed by us. Nicholas J. Seccafico, Jr., our chief executive officer, meets with principals of prospective clients to learn the history and evolution of the client, obtains the clients impressions of the areas with which they are concerned and identifies short-term and long-term goals of the principals and the client's business. After the opening conference is concluded and an agreement is reached for Pathfinder to perform business development services, Mr. Seccafico serves as a liaison between our clients and our consultants. These consultants are obtained by us through an agreement with Global Access Corporation, an independent company, which has a database of approximately 10,000 persons, any of whom could be made available to provide to us the types of services needed on a project by project basis. Most projects are anticipated to require the services of between one and five consultants. Pursuant to our agreement, we pay Global for providing the services of the consultants, all of whom are paid by Global. From our inception through our year ended October 31, 2000, we completed four projects utilizing the services of eight independent consultants, realizing revenues of $179,106 and incurring a net loss of $(219,230). For the six months ended April 30, 2001, we worked on three projects utilizing the services of four independent consultants, realizing revenues of $96,700 and incurring a net loss of $(30,646). We currently have one on-going six-month project which commenced in March 2001. To date, all projects have been with customers not affiliated or associated with us.

         We are engaged in targeting and soliciting potential business opportunities through the use of direct mailings and client referrals. We have had discussions with several anticipated new clients with respect to potential business opportunities. We have no active consultants except when projects are ongoing. The purpose of this offering is to raise additional monies to finance our operations and to become a reporting company under the Exchange Act of 1934. Management believes that through proper public relations and sales promotional efforts, we will be able to expand our client base and potential revenues. Since our development stage, revenues have been limited and are sporadic. We can provide no assurances that our marketing efforts to increase revenues will be successful. Our executive offices are located at 33 Eleventh Avenue, Huntington Station, New York 11746 and our telephone number is (631) 421-8494.

Corporate History of Pathfinder
-------------------------------

         Pathfinder International Group, our operating subsidiary, was incorporated as a New York corporation on April 29, 1993 and it was an inactive corporation prior to December 1, 1999. Pathfinder Business Resources, Inc. was formed as a New York corporation under the name 800 Pet.com, Inc. on December 1, 1999. Between December 1999 and March 2000, we raised $780,000 in gross proceeds from the sale to nine investors of 780,000 shares of series A preferred stock, all of which were converted to 780,000 shares of common stock effective as of May 15, 2001, at which time the preferred stockholders waived their right to receive all undeclared dividends that they would have otherwise been entitled to receive at the time of conversion. The funds raised in the private placement were to be used to develop a website under 800 Pet.com and to sell pet supplies over the

Internet. Subsequent to the completion of this financing, our executive officers determined that the competition in this area of business was too extensive for us to successfully compete with our limited available working capital and we discontinued these business efforts. Effective July 28, 2000, we acquired Pathfinder International Group, Inc. at no cost from Mr. Nicholas J. Seccafico, Jr., one of our founders, as a capital contribution by him and changed our name to Pathfinder Business Resources, Inc.


                                  THE OFFERING

Securities offered
by Pathfinder Business Resources            400,000 shares (maximum)
                                            120,000 shares (minimum)

Offering price                              $2.50 per share

Escrow agent                                Continental Stock Transfer & Trust
                                            Company

Common stock outstanding
prior to the offering                       4,555,000 shares

Common stock to be
outstanding after the
offering There will be between 4,675,000 shares (minimum) and 4,955,000 shares (maximum) after the offering depending upon the number of shares sold in the offering.

Risk factors                                You should read the "Risk
                                            Factors" section beginning on page
                                            6, as well as the other cautionary
                                            statements throughout the entire
                                            prospectus, so that you understand
                                            the risks associated with an
                                            investment in our stock.

Possible purchase of shares
by officers and directors to
close out the minimum Officers, directors and employees of Pathfinder may purchase up to 20,000 shares of the offering to close out the minimum, in the event that the minimum number of shares is not otherwise sold.




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



                             SUMMARY FINANCIAL DATA

         The summary financial data is derived from the historical audited consolidated financial statements of Pathfinder Business Resources, Inc. This summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as our historical consolidated financial statements and the related notes thereto, included elsewhere in the prospectus.

                                                     FOR THE PERIOD
                                                     DECEMBER 1, 1999                        FOR THE SIX
                                                     (INCEPTION)                             MONTHS ENDED
                                                     TO OCTOBER 31, 2000                     APRIL 30, 2001
                                                     -------------------                     --------------
                                                                                                 (unaudited)
STATEMENT OF OPERATIONAL DATA:
   Revenues                                           $ 179,106                                  $96,700
   Net (Loss)                                          (219,230)                                 (30,646)
   Basic Net (Loss) per common share                       (.04)                                    (.01)
   Weighted average number of shares                  5,150,000                                5,150,000
       outstanding during the period


                                                      OCTOBER 31, 2000                         APRIL 30, 2001
                                                      ----------------                          --------------
                                                                                                  (unaudited)
BALANCE SHEET DATA:
   Total Assets                                           $378,130                                 $349,184
   Working Capital                                         377,380                                  287,892
   Total Liabilities                                           750                                    2,450
   Stockholders' Equity                                    377,380                                  346,734

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock.

We have limited working capital and may encounter future liquidity problems. We have minimal consolidated revenues from prior operations, an accumulated deficit and no assurances of future profitable operations.

         We have limited working capital of $346,734 at April 30, 2001. We expect the proceeds of this offering will increase working capital by $147,250 if the minimum number of shares is sold and increase working capital by $747,500 if all shares are sold. Our operations may encounter capital resource and liquidity problems in the future. During the period December 1, 1999 through our year ended October 31, 2000, we had consolidated revenues from operations of $179,106, a net loss of $219,230 and an accumulated deficit from inception of $249,876. For the six months ended April 30, 2001, we have consolidated revenues from operations of $96,700 and a net loss of $(30,646). We can provide no assurances that our operations will be profitable in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Our officers, directors and employees may purchase up to 20,000 shares to close out the minimum offering.

         Our officers, directors and employees may purchase up to 20,000 shares of the offering to close out the minimum, in the event that the minimum number of shares is not otherwise sold, In this event, investors will not be offered the return of their investment.

Our management will maintain broad discretion with respect to the use of 100% of the offering proceeds.

         The net proceeds of our offering have been primarily allocated to sales and marketing and working capital. In the event that our plans and assumptions change or prove to be inaccurate or if the proceeds of the offering otherwise prove to be insufficient to implement our business plan, we may find it necessary or desirable to reallocate a portion or all of the proceeds within the categories described in "Use of Proceeds," use proceeds for other purposes, seek additional financing or curtail our operations. Accordingly, management will maintain broad discretion with respect to the use of 100% of the net offering proceeds. See "Use of Proceeds."


A substantial portion of the aggregate gross proceeds of our offering will be used to pay various expenses and underwriter's fees relating to the offering.

         The gross proceeds to be received from the sale of our shares will range from between $300,000 (minimum) and $1,000,000 (maximum) with the exact amount dependent upon the number of shares sold in the offering. We will pay various expenses and underwriter's fees relating to the offering ranging from $152,750 (minimum) which represents approximately 51% of the gross proceeds of the offering to $252,500 (maximum) which represents 25% of the gross proceeds of the offering. See "Use of Proceeds."

We are a development stage company, which makes it difficult to evaluate our business and future prospects.

         We were formed on December 1, 1999 and we are currently a development stage enterprise. Effective July 28, 2000, we acquired Pathfinder International Group at no cost from our founder, Nicholas J. Seccafico, Jr., as a capital contribution by him. Prior to July 28, 2000, we did not conduct any other material activities since our inception. Our subsidiary, Pathfinder International Group, was an inactive corporation between its inception in 1993 through November 30, 1999 and has a limited history of development stage operations since December 1, 1999. Our combined operations will face various risks, expenses and difficulties associated with early stage companies with an unproven business model that operates in highly competitive markets such as ours. We may not be able to successfully address any or all of these risks which could cause our business to suffer. In light of the developing nature of our business and our marketing plans, we may incur substantial operating expenses without generating significant revenue or any profit from operations for the foreseeable future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

We may not be able to recruit and retain new management personnel to replace Nicholas J. Seccafico, our chief executive officer, should the need arise.

         We believe that our ability to successfully operate our existing operations, implement business plans and to operate profitably depends on the continued employment and experience of Nicholas J. Seccafico, Jr., our chief executive officer. We do not currently have an employment contract with Mr. Seccafico and we have no present intentions of entering into one for the foreseeable future. If he becomes unable or unwilling to continue in his present position, our business and financial results could be materially adversely effected. We will attempt to obtain a $1 million key man life insurance policy on the life of Mr. Seccafico. We can provide no assurances that such insurance would adequately compensate us for the loss of his services or that we would be able to recruit and retain new management personnel should the need arise. See "Management."

Our current annual contract with Global Access Corporation may not be renewed and we may not be able to obtain, as consultants, senior executives needed for our consulting services.

         Our primary business is the delivery of professional services and is highly labor intensive. Our future success depends on our ability to obtain highly skilled professionals as consultants for our business. When a team of professionals is needed for a new project, our chief executive officer, Mr. Seccafico, contracts Global Access Corporation, an independent company, to hire a team of senior business executives who have the industry background to act as consultants for the specific project. Pursuant to our contract with Global, we pay Global to both provide the number of required skilled professionals on a job-by-job basis and to directly pay the consultants. While we have a one-year renewable written agreement with Global, we can provide no assurance that Global will renew our contract on an annual basis. In the event that our contract is not renewed, we may not be able to obtain senior business executives needed for our consulting services. See "Business."

Our agreement with Global Access Corp., does not prohibit Global from competing directly or indirectly against us. If this should occur, we may not be able to successfully compete against Global or others.

         While we have not in the past and do not expect in the future to experience competition with Global Access Corp for the use of its consultants, our agreement with Global Access Corp. does not prohibit it from competing with us or providing similar services to our competitors. We can provide no assurances that we would be able to successfully compete against Global Access or other companies should it decide to offer either directly or indirectly the same type of consulting services that we offer.

We may lose money on projects where we underestimate our consulting costs.

         Our contract with Global Access Corporation requires Global to hire and provide to us senior business executives to serve as consultants on a project-by-project basis with fees and the scope of work to be mutually agreed to for each project. Since our project fees are on a flat fee basis and our consultants our paid by Global on an hourly basis, it is important that we properly estimate the number of hours our consultants are to work on a specific project. Failure of us to properly estimate our consulting costs on any specific project could result in us losing money on such projects. See "Business."

If we are unable to compete effectively with our competitors, most of whom have been in existence longer than us, have a more established market presence and have substantially greater resources than us, we will not be able to increase revenues or generate profits.

         We operate in a highly competitive market and compete with a variety of organizations that offer services similar to those we offer. The market includes intense competition from the following types of participants:

         -        specialized consulting firms;
         -        general management consulting firms;
         -        "Big 5" accounting and consulting firms;
         -        website development and design firms;
         -        specialized e-business consulting firms; and
         -        systems consulting and implementation firms.

         Increased competition could diminish our ability to be profitable. Many of our competitors are larger, better established and have greater financial, marketing and other resources than us, which will inhibit our ability to increase revenues and generate profits. See "Business - Completion."

We can provide no assurances that we will obtain new clients and offer all of our intended service offerings to clients in the future.

         The business section of this prospectus describes services offered by Pathfinder in the past to our clients and many other services that are anticipated to be provided to our prospective clients in the future. Due to the sporadic nature of our business and limited history of our operations in the past, we can provide no assurances that we will obtain new clients and offer all of our intended service offerings to clients in the future. See "Business - Consulting Services."

We may need additional capital and may not be able to obtain it.

         We believe that the proceeds from this offering if the minimum is sold together with our current cash balances and anticipated cash to be generated from operations will be sufficient to meet our expected operating and capital requirements for about one year. However, we may need to raise additional funds in order to support further expansion, meet competitive pressures, and respond to anticipated requirements. We cannot assure you that additional financing will be available if needed on terms favorable to us. See "Use of Proceeds."

Mr. Seccafico will have voting control of Pathfinder given his equity ownership and be able to unilaterally approve the election of directors and corporate transactions.

         Following the offering, Nicholas J. Seccafico, Jr., an executive officer, director and founder of Pathfinder, will own at least 56% of our outstanding common stock. As a result thereof, Mr. Seccafico will have voting control of Pathfinder given his equity ownership and will be in a position to unilaterally approve the election of directors and corporate transactions. See "Principal Stockholders."

Our common stock has never been publicly traded, so we cannot predict the extent to which a trading market will develop for our common stock.

         There has not been a public market for our common stock. We cannot predict the extent to which a trading market will develop or how liquid that market might become. We plan to list the common stock for trading on the OTC Electronic Bulletin Board through our underwriter and/or other broker-dealers. We can provide no assurance that such listing will be obtained.

The possible sale of shares of common stock by our security holders could have a significant adverse effect on the market price, if any, of our common stock.

         We currently have outstanding 4,555,000 shares of restricted common stock. These shares become saleable pursuant to Rule 144 of the Securities Act of 1933 commencing 90 days after the date of this prospectus. However, all of the present stockholders have agreed not to publicly sell their shares of common stock beneficially owned on the date of this prospectus for a period of one year after the final closing date of this offering, except that each stockholder will be permitted to sell up to 30% of their holdings at anytime after 90 days following the final closing date of this offering.. In the event a public market for our common stock does develop, of which there can be no assurances, the possible sale of shares of common stock by our security holders could have a significant adverse effect on the market price of our common stock.

Our public offering price, which was arbitrarily determined, is not based upon any established criteria of value and is not indicative of the price at which it may trade in the future.

         Our initial public offering price for our shares of common stock was arbitrarily determined through negotiations between the underwriter and us. Our initial public offering price is not necessarily related to our assets, book value or other established criterion of value and is not indicative of the price at which it may trade in the future. See "Plan of Distribution."

Two of our three directors are also executive officers, which may lead to conflicts of interest with respect to decisions made by our board of directors.

         Our board of directors consists of three directors. These directors include one independent director and Jeffrey Sadowsky, our vice president, both of whom currently devote minimal time to our affairs. The other director, namely, Nicholas J. Seccafico, Jr. our founder, chief executive officer and principal shareholder, will beneficially own at least 56% of our outstanding shares after the offering. Mr. Seccafico has in the past and, will in the future, participate as a board member in the determination of his salary and other compensation. However, at such time, if at all, that we have at least two independent directors, we intend to establish an audit committee and compensation committee of at least two independent directors. In this event, the compensation committee would be responsible for the determination of salaries of our officers. The absence of at least two outside or independent directors and committees composed of such independent directors, could result in less objectivity and an increased


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

risk for conflicts of interest with respect to decisions made by our board of directors. See "Management."

The consideration to be paid by the public for our common stock is substantially higher than the consideration recently paid by our existing shareholders for their common stock.

         The investors in this offering will pay $2.50 per share for shares of our common stock which is substantially higher than the average price of approximately $.17 per share previously paid by our stockholders.
See "Dilution."

You will experience immediate and substantial dilution.

         The initial public offering price of $2.50 per share is expected to be substantially higher than our net tangible book value of each outstanding share of our common stock. Purchasers of our common stock in this offering will suffer immediate and substantial dilution. The dilution will be approximately $2.39 per share, or 96% if the minimum number of shares is sold, in the net tangible book value of the common stock from the initial offering price. The dilution will be approximately $2.28 per share, or 91% if the maximum number of shares is sold, in the net tangible book value of the common stock from the initial offering price. See "Dilution."

"Penny Stock" regulations might in the future adversely affect the purchasers' resale of common stock.

         The SEC has adopted penny stock regulations which apply to securities traded over-the-counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share. Excluded from the definition of penny stock are generally the following:

                  - securities that are registered or approved for registration upon notice upon issuance by a National Securities Exchange or NASDAQ;

                  - an issuer who has net tangible assets in excess of $2,000,000 if the issuer has been in continuous operation for at least three years or $5,000,000 if the issuer has been in continuous operation for less than three years;

                  - an issuer who has average revenues of at least $6,000,000 for the last three years; and

                  - an investment company registered under the Investment Company Act of 1940.

         The penny stock regulations are summarized in "Description of Securities - Penny Stock Regulations." These regulations, which may impede the development of a market for our common stock, apply to the sale of shares of our common stock at $2.50 per share in this offering since our common stock will be deemed a penny stock. If a market for our common stock does develop after the offering and our shares trade below $5.00 per share after the offering, it will continue to be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell the shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market. See "Description of Securities - Penny Stock Regulations."


If the minimum is not sold during the offering period, investors will be repaid without interest or deduction therefrom.


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


         Our offering period, which will commence on the date of this prospectus, may extend until the close of business on a date which is 120 days after the date of this prospectus. During the offering period, as extended, investors will not have the opportunity to request a refund of their funds, unless state law dictates otherwise. Further, if the minimum is not sold during the offering period, investors will be repaid without interest or deduction therefrom. See "Plan of Distribution."

                           FORWARD LOOKING STATEMENTS

         Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The risk factors noted in the prior section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.




                                 USE OF PROCEEDS

         The anticipated net proceeds to be received by us from the sale of the shares offered herein, after payment of estimated offering expenses, will be approximately $147,250 if the minimum number of shares is sold and $747,500 if the maximum number of shares is sold. The following table sets forth our intended use of the net proceeds.

                                        Minimum            Percentage    Maximum          Percentage
                                        -------            ----------    -------          ----------

Sales and marketing, including,
without limitation, advertising,
direct mail, brochures,
telemarketing and facsimile
transmissions                           $102,250              69%        $369,500              49%

Hire additional business
manager, sales and office
personnel                                    -0-              --          150,000              20

Reimbursement of selling
expenses, transportation,
travel and entertainment for
all employees including
management                                10,000               7           50,000               7

Working capital, including
without limitation, leasing
of office space, legal,


accounting and other
expenses of a public company
and public relations                      35,000              24          178,000              24
                                        --------        --------         --------        --------

         TOTAL                          $147,250             100%        $747,500             100%
                                        ========        ========         ========        ========


         Based on currently proposed plans and assumptions relating to the implementation of its business plans, we believe that the proceeds from the sale of at least the minimum offering together with our working capital of $346,734 as of April 30, 2001, will be sufficient to satisfy our contemplated cash requirements for at least 12 months following the consummation of such offering. In the event that our plans and assumptions change or prove to be inaccurate or if the proceeds of the offering otherwise prove to be insufficient to implement our business plan, we may find it necessary or desirable to reallocate a portion of the proceeds within the above described categories, use proceeds for other purposes, seek additional financing or curtail our operations. There can be no assurance that any additional financing will be available to us on acceptable terms, or at all. Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

RECENT FINANCING

         In the first quarter of calendar 2000, we sold 780,000 shares of series A preferred stock to nine investors at a purchase price of $1.00 per share. The preferred stock was converted into 780,000 shares of common stock effective May 15, 2001, at which time the preferred stockholders waived their right to receive all undeclared dividends that they would otherwise have been entitled to receive at the time of conversion.

                                 DIVIDEND POLICY

         We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain any earnings to finance the development and expansion of our business. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements which restricts our ability to pay cash dividends.

                                    DILUTION

         Our net tangible book value per share as of April 30, 2001 was $318,311 or approximately $.07 per share of common stock after giving effect to the May 2001 conversation of the series A preferred stock into 780,000 shares of Common Stock and a stock give back of 1,375,000 shares of common stock by our principal stockholder. Net tangible book value per share is determined by dividing our tangible net worth (tangible assets less all liabilities) by the total number of outstanding shares of common stock. After giving effect to the sale by us of 120,000 shares (minimum), our adjusted net tangible book value per share as of April 30, 2001 would have been approximately $.11. This represents an immediate increase in the adjusted net tangible book value per share of $.04 to existing common stockholders and an immediate dilution (the difference between the $2.50 price to the public per share of common stock and the adjusted net tangible book value per share of common stock after the offering) in the adjusted tangible book value of $2.39 per share of common stock (representing a dilution percentage of approximately 96%) to new investors. After giving effect to the sale by us of 400,000 Shares (maximum), our adjusted net tangible book value per share as of April 30, 2001 would have been approximately $.22. This represents an immediate increase in the adjusted net tangible book value per share of $.15 to existing common stockholders and an immediate dilution (the difference between the $2.50 price to the public per share of common stock and the adjusted net tangible book value per share of common stock after the offering) in the adjusted tangible book value of $2.28 per share of common stock (representing a dilution percentage of approximately 91%) to new investors. The following table illustrates this per share of common stock dilution:

                                                  Minimum        Maximum
The initial price of a share of common
stock paid by new investors                       $   2.50     $   2.50

Adjusted net tangible book value per share
of common stock before the Offering               $    .07     $    .07

Increase in adjusted net tangible book
value per share of common stock
attributable to new investors                          .04          .15
                                                  --------     --------
Adjusted net tangible book value per
share of common stock after the offering               .11          .22
                                                  --------     --------
Dilution in adjusted net tangible book
value per share of common stock to
new investors                                     $   2.39     $   2.28
                                                  ========     ========

         The following tables summarize, as of the completion of the offering, the differences between existing common stockholders and new investors with respect to the number of shares of common stock purchased from us and the total and average cash consideration paid per share. (Cash consideration includes cash and cost basis of property contributed to us by a principal stockholder, Nicholas J. Seccafico, Jr.)


                                TABLE I (Minimum)
                                -----------------


                                           Approxi-                               Approximate          Average
                                           Mate                                   Percentage            Price
                          Shares           Percentage of      Total Cash          of Total              Per
                          Purchased        Total Shares      Consideration $      Consideration %       Share $
                          ---------                         ---------------       ---------------       -------

Public
Stockholders                 120,000                 3        $  300,000                     27           $2.50


Present
Stockholders               4,555,000                97           792,650                     73             .17
                                            ----------        ----------            -----------


Total                      4,675,000               100         1,092,650                    100
                          ==========        ==========        ==========            ===========

                               TABLE II (Maximum)
                               ------------------




                                        Approxi-
                                        Mate                                 Approximate          Average
                                        Percentage                           Percentage            Price
                     Shares             of Total        Total Cash           of Total              Per
                     Purchased          Shares         Consideration $       Consideration %       Share $
                     ---------         -------         ---------------       ---------------      --------

Public
Stockholders           400,000                 8        $1,000,000                44        $   2.50


Present
Stockholders         4,555,000                92           792,650                56             .17
                    ----------        ----------        ----------        ----------


Total                4,955,000               100         1,792,650               100
                    ==========        ==========        ==========        ==========


                                 CAPITALIZATION

         The following table sets forth, as of April 30, 2001, (i) our actual capitalization and (ii) our pro forma capitalization, including the issuance of 120,000 shares of common stock in the offering (minimum) and 400,000 shares of common stock in the offering (maximum). The pro forma table also reflects the issuance of 780,000 shares of common stock upon conversion of 780,000 shares of series A preferred stock effective May 15, 2001 and the cancellation of 1,375,000 owned by Mr. Nicholas J. Seccafico, Jr. in exchange for zero dollars.

         The table below should be read in conjunction with our financial statements and notes thereto. The table does not reflect options which may be granted under our Stock Option Plan and underwriter's warrants to purchase up to 30,000 shares of common stock.

                                                                        APRIL 30, 2001
                                            ---------------------------------------------------

                                                                  PRO FORMA          PRO FORMA
                                               ACTUAL              MINIMUM            MAXIMUM
                                            -----------         -----------         -----------


Stockholders' Equity:
  Common Stock, $.001 par value
    20,000,000 shares authorized,
    5,150,000 shares issued,
    4,675,000 shares issued and
    outstanding pro forma minimum
    and 4,955,000 shares issued and
    outstanding pro form maximum                  5,150               4,675               4,955

  Convertible preferred stock,
    Series A, $.001 per value
    1,000,000 shares authorized
    780,000 shares issued and
    outstanding at April 30, 2001
    and zero shares outstanding
     for pro forma minimum and
    pro forma maximum                               780                 -0-                 -0-

  Additional Paid-in capital                    590,680             739,185           1,339,155
  Retained Earnings (deficit)                  (249,876)           (249,876)           (249,876)
                                            -----------         -----------         -----------

          Total Stockholders' Equity        $   346,734         $   493,984)        $ 1,094,234
                                            ===========         ===========         ===========



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

         This discussion should be read in conjunction with the information in our consolidated financial statements and notes thereto appearing elsewhere in this prospectus.

RESULTS OF OPERATIONS

         We were incorporated on December 1, 1999. Our subsidiary, Pathfinder International Group was incorporated in April 1993. It was inactive for the period from April 1993 through November 30, 1999. In June 1975, the Financial Accounting Standards Board, in its Statement No. 7, set forth guidelines for identifying an enterprise in the development stage and the standards of financial accounting and reporting applicable to such an enterprise. In our opinion, our activities from our inception through April 30, 2001 fall within the referenced guidelines. Accordingly, we have reported our activities in accordance with the aforesaid Statement of Financial Accounting Standards No. 7.

         Between December, 1999 and March, 2000, we completed a private placement of our securities and then developed a website and investigated the feasibility of selling a limited number of select pet products over our Internet website. Thereafter, our management determined that it was not feasible to pursue this line of business due to the limited capital available to us and intense competition. Effective July 28, 2000, our chief executive officer contributed to our capital his 100% capital interest in Pathfinder International Group, a development stage company which provides business development and management consulting services to small and medium sized corporations. Pathfinder International Group was incorporated in 1993 but it did not commence any development stage activities until after November 30, 1999. Thereafter, we completed four consulting projects which resulted in consolidated revenues of $179,106 for the period December 1, 1999 through October 31, 2000. For the period December 1, 1999 through October 31, 2000, we incurred expenses of $397,652 and realized a consolidated net loss of $(219,230).Comparative information for prior periods is not supplied herein because our development stage operations, including those of our subsidiary, did not commence until on or after December 1, 1999. For the period November 1, 2000 through April 30, 2001, we worked on three projects. For the six months ended April 30, 2001, revenues were $96,700 as compared to zero for the comparable period of the prior year. For the six months ended April 30, 2001, our expenses were $135,899, an increase of $78,375 from the comparable period of the prior year. These increases are the result of our start-up operations and revenues which continue to be limited and sporadic. Our limited revenues have resulted in a decrease of our net loss from $(52,870) for the six months ended April 30, 2000 to $(30,646) for the six months ended April 30, 2001 After the completion of this offering, revenues, expenses and operating losses are likely to show increases in the future as we commence to hire additional staff and actively market our operations utilizing the proceeds of this offering. See "Use of Proceeds." Future revenues from operations may be sporadic and inconsistent from one reporting quarter or fiscal year to another.

LIQUIDITY AND CAPITAL RESOURCES

         Shortly after our inception December, 1999, we sold an aggregate of 5,150,000 shares of our common stock at a purchase price of $5,150 to our officers and directors and received a capital contribution of an additional $7,500. Between December, 1999 and March, 2000, we completed a private placement of our shares of series A preferred stock and received net proceeds of $580,660. On May 15, 2001, Mr. Nicholas J. Seccafico, Jr. contributed 1,375,000 shares of common stock back to Pathfinder and such shares were restored to the status of authorized but unissued shares of common stock. In May 2001, all outstanding shares of series A preferred stock were converted into 780,000 shares of common stock and preferred stockholders waived their right to receive undeclared dividends that would have otherwise been paid at the time of conversion totaling an estimated $55,000.

         At October 31, 2000 and April 30, 2001, we have working capital of $377,380 and $346,734, respectively. We believe that since our business is not a capital intensive business and our fixed overhead is relatively low, our existing limited working capital combined with the relatively small amount of additional proceeds that will be received at the completion of the minimum offering, together with cash derived from operations will provide us sufficient cash resources and liquidity for our operations for a period of an estimated 12 to 15 months, following this offering.

         For the period December 1, 1999 through October 31, 2000, net cash was used in operating activities for our development stage operations. This included a net loss of $(219,230). During this time period, net cash of $596,610 was provided by financing activities through the issuance and sale of common stock and preferred stock. For the six months ended April 30, 2001, net cash of $29,704 was used in operating activities for our development stage operations. This included a net loss of $(30,646). For the six months ended April 30, 2001, net cash was used in inventory activities to purchase marketable securities of $134,932, partially offset by proceeds from sales of marketable securities of $105,271. For the six months ended April 30, 2001, we incurred deferred offering costs of $28,423.

PLAN OF OPERATIONS

         After the completion of this offering, we intend to lease approximately 500 square feet of office space at either our existing facility in Huntington Station, New York or at a nearby location on Long Island. We do not anticipate any material purchases of property and equipment. In the event that the maximum number of shares is sold, we anticipate hiring a business manager and up to three additional sales and office personnel. We will continue to outsource all of our professional consultants required for our consulting services. The amount of money paid by us to an independent company for professional consultants depends upon the anticipated hours of the consultants, the duration of the project and the level of expertise of the consultants. Between an estimated 49% and 69% of the net proceeds received from this offering will be utilized for sales and marketing and related activities to develop new business opportunities for us.

                                    BUSINESS

OVERVIEW

         We are engaged in the providing of business development and management consulting services to small to medium-sized businesses primarily through the services of a limited number of senior business executives not employed by us. It is our intent to assist business owners in growing and realizing the value of their companies and capitalizing on it.

         Reference is made to "Prospectus Summary" for a brief description of the development of our business. Our development stage revenues have been limited and are sporadic. We are currently engaged in targeting and soliciting potential business opportunities through the use of direct mailings and client referrals. Although we currently have one ongoing project as of April 30, 2001, we have had discussions with several anticipated new clients with respect to potential business opportunities. The purpose of this offering is to raise additional monies to finance our operations and to become a reporting company under the Securities Exchange Act of 1934. Management believes that through proper public relations and sales promotional efforts, we will be able to expand our client base and potential revenues. We can provide no assurances that these efforts will be successful.

CONSULTING SERVICES

         In order to evaluate our client's specific needs, we have developed a business development process pursuant to which Nicholas J. Seccafico, Jr., our chief executive officer, conducts an in-depth analysis of the client's business in order to formulate a strategic plan for each specific client. We begin the business development process with an opening conference with the principals of the company. The purpose of this meeting is to learn the history and evolution of the client, obtain the principal's impressions of the areas with which they are concerned and identify short-term and long-term goals of the principals and the client's business.

         Following this conference and the execution of an agreement, we then proceed to evaluate the client's business utilizing the services of senior executives, many of whom have distinguished records of accomplishment in their various fields, who are hired and are paid for by Global Access Corporation, an independent databank company, retained by us. These senior executives serve as specialized consultants to deliver solutions tailored to the specific industries in which our clients operate. We believe that this approach maximizes the quality of the services we provide to our clients as we understand the specific needs of each of our clients and implement more tailored solutions. Each client will typically be assigned a team of between one and five consulting professionals headed by a project manager who will be responsible for the delivery and quality of our services. Nicholas J. Seccafico, Jr., our chief executive officer, acts as a liaison between our clients and our consultants. Utilizing our team of industry-specific experts, we will observe the operations of every department. We examine the organization and structure of the client, the duties and responsibilities of the personnel, the decision making process and the process for measuring accountability of personnel. We study the client's sales and marketing approach and strategy, market planning and sales process. We interview sales representatives and other sales personnel. We identify profit and cash flow problems. Additional areas examined include financial control, management information, credit and collections, cash management and cash flow, bookkeeping and accounting practices. We will bring in outside accountants, attorneys and other professionals if we believe the study warrants such representation on our analysis team. At the conclusion of the study, we will present our findings and recommend actions in the form of a strategic plan. We specify steps we believe should be taken to improve the client's business and we describe how our recommendations may be implemented.

         We work with our clients to help implement our strategic plans designed to strengthen our clients business and increase its profits. The business development process endeavors to provide the concise, predictive analysis that assists the client to make the next move. We work with the client not only to identify areas of concern in the business, but to design and implement management plans and strategies structured to strengthen the client's business, increase its profits and help it grow.

         We intend to provide our clients with a full range of services required to help them achieve the strategies and goals recommended in our strategic plan. Our services performed in the past have included:

         - Company turn-around- the ability to develop and implement proven and marketable solutions that improve profits;

         - Budgeting - assistance in the preparation and implementation of income and expense budgets designed to control a client's business activities and profits, establish specific operating standards and set clearly defined income and performance goals and expense limits;

         -        Review collection and billing procedures;

         - Strategic planning - development of and guidance in implementing medium to long-term goals designed to maximize the return of the client's investment; and

         - Marketing strategies - design and implementation of marketing and sales strategies that address the client's needs and objectives;

         In the future, we intend to offer the services described above in addition to the following services:

         - Company reorganization - analyze, develop and implement the organizational structure best suited to the client's goals;

         - Acquisitions, mergers and divestitures - we help in evaluating, negotiating and structuring the acquisition of a client, the merger with another or the divestiture of no-longer needed assets;

         - Management training and development - management training in the areas of decision-making, team building, communications and employee performance; and

         - Data processing strategies - the evaluation of budget controls, as well as the monitoring and installation of financial software packages needed to control business operations on a day-to-day basis.

         We believe this integrated approach differs from that of many other consulting firms which do not provide comprehensive solutions but instead focus on only a few of the required components of a successful consulting engagement. The personal needs and financial goals of our clients form the basis for the business development process.

Fee Structure of Clients
------------------------

         We set our fees based on an estimate of time involvement of our outside consultants, the duration of the contract and the level of expertise of the consultants. Generally, we encourage the client to agree to pay on a flat fee basis rather than on an hourly basis. In addition to cash compensation, we may, in the future, seek to obtain client's stock as part of our fee. In the event that we receive stock and such stock would subject us to the Investment Company Act of 1940, then we would anticipate divesting ourselves of such stock as we do not wish to become subject to the 1940 Act. In no event do we anticipate receiving an interest of 10% or more of our client's stock.

Agreement with Global Access Corporation - Outsourcing of Consultants

         Our consultants are obtained by us through Global Access Corporation, an independent company, that has a data base of approximately 10,000 persons, any of whom can be made available to provide the types of services needed on a project-to-project basis. The amount of money paid by us for outsourcing the professional consultants depends upon the anticipated hours of the consultant who is typically paid by Global on an hourly basis, the duration of the project and the level of expertise of the consultants. Since our project fees are on a flat fee basis and payments to Global are based upon the number of hours performed by consultants, it is important that we properly estimate the number of hours our consultants are to work on a specific project in order to avoid project losses. Our agreement with Global terminates on January 31, 2002 and is annually automatically renewed on January 1st for one additional year unless a party to the agreement elects to terminate the renewal period by December 31 of each year. All fees paid to Global and the scope of work and number of consultants on each project is to be mutually agreed to by the parties. Our agreement with Global requires us to give Global the opportunity to provide its business consulting services through its available senior business executive before approaching other organizations or persons outside of Pathfinder to provide those services. Management believes that the aforementioned agreement helps keep our fixed overhead relatively low.

PROPOSED WEBSITE DEVELOPMENT SERVICES

         The Internet's broad acceptance has prompted the creation of new business models and the revision of traditional business models, creating new opportunities for revenue generation and cost efficiencies. Businesses can use the Internet to enhance or provide key elements such as sales, marketing, product distribution, customer interaction, finance and accounting. For those clients interested in, or whose business our business development process indicates would merit from an e-commerce solution, we anticipate providing website design and web content services. These clients could retain us to design, improve and implement the processes used to facilitate the establishment of an e-commerce website for their business. With our intended website design and development services, we also will provide search engine placement and meta tag creation and insertion. These services would be performed by persons hired by us or outsourced and performed entirely by independent website development firms or individuals. Management believes that there are many experienced individuals and firms available that can be hired or retained at a reasonable cost to provide the required services. We have had meetings with a few website developers who have expressed an interest in working with us to provide the required services. To date, we have not realized any revenues as a result of our proposed website development services and, except as described herein, we have no specific plans with respect to these proposed services.

MARKETS AND MARKETING

         The market for our business and consulting services is primarily small to medium sized companies. Because of the diverse backgrounds and experience of our consulting professionals, we are not limited to any particular industry or genre. We have recently represented clients in the e-commerce, automotive parts and pet supplies industries and we are currently providing consulting services to a company in the children's clothing and safety product industry.

         Our proposed Internet development and design services is intended to be offered to our business consulting clients as an added service for their marketing needs. As these services become more developed, we may market them independent of our consulting services.

         We market our consulting services utilizing prospect databases which provide us with names of small to medium sized companies that may be interested or which we believe could utilize our services based on their financial information provided in the database. We proactively establish contact with these targeted prospects to identify potential opportunities and work to establish awareness and preference for our services. In addition, we identify opportunities through direct mail, advertising and client referrals.

COMPETITION

         We operate in a highly competitive market and compete with a variety of organizations that offer services similar to those we offer. The market includes the following types of participants:

         -        specialized consulting firms;
         -        general management consulting firms;
         -        "Big 5" accounting and consulting firms;
         -        website development and design firms;
         -        specialized e-business consulting firms; and
         -        systems consulting and implementation firms.

         We believe that we offer personalized consulting service with experience and expertise that many other consulting firms lack. However, many of our competitors have significantly greater financial, technical and marketing resources and experience, generate greater revenues and have greater name recognition than we do. Our client market is primarily small to medium-sized companies. There are an increasing number of professional service firms seeking consulting engagements with these companies. We believe that our principal competitive factors include:

         -        hands-on approach;
         -        broad based expertise;
         -        availability of appropriate resources; and
         -        focus on achieving results.

         Our ability to compete also depends in part on factors beyond our control, including the ability of our competitors to hire and retain skilled professionals, the price at which others offer comparable services and our competitors' responsiveness. There is a risk that increased competition will adversely affect our future financial results.

GOVERNMENTAL REGULATION

         We believe that our services are not subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally. To date, the Federal Trade Commission has not sought to regulate the providing of Internet related services, such as web design and development. Whether the Federal Trade Commission will, in the future, assert regulatory authority over the Internet and the level of such regulation, if asserted, are pending issues currently being considered by regulators and law makers at many levels of government. We cannot predict whether regulations may be imposed in the future, what form such regulations may take or whether any such regulation will adversely affect our business, financial condition or results of operations.

         Depending upon the compensation arrangements we make with our consulting clients, we may become subject to the regulations underlying the Investment Company Act of 1940 and may have to dispose of securities received as compensation for our services to avoid having to register as an investment company. Generally, an issuer will be deemed not to be an investment company under the act, provided, that no more than 45% of the value of such issuer's total assets, exclusive of government securities and cash items consists of, and not more than 45% of such issuer's net income after taxes for the last four fiscal quarters combined is derived from, securities other then government securities, and securities issued by majority-owned securities of the issuer.


EMPLOYEES

         As of April 30, 2001, we had three employees employed on a full-time basis, including, Nicholas J. Seccafico, Jr., our chief executive officer, one secretary and one administrative assistant. Upon the completion of this offering, Jeffrey Sadowsky, our vice president, will become a part-time employee. We outsource all of our professional consultants required for our consulting services as well as other professional entities, such as accountants and attorneys, which we may utilize in connection with our consulting services. Our employees have no union and we believe that our relationship with our employees is good.

FACILITIES

         We maintain approximately 200 square feet of office space at 33 Eleventh Avenue, Huntington Station, New York 11746 pursuant to a temporary rent-free month-to-month arrangement with our Chief Executive Officer. Upon completion of this offering, we intend to either pay rent based upon the fair value of the space and services utilized by us as determined by our independent member(s) of the board of directors or seek to lease approximately 500 square feet of office space in or around the area where we are currently located to utilize as our offices.

LEGAL PROCEEDINGS

         We are not a party to any legal proceeding.

ADDITIONAL  INFORMATION

         At your request, we will provide you, without charge, a copy of any exhibits to our registration statement. If you want more information, write or call us at:

                           Pathfinder Business Resources, Inc.
                           33 Eleventh Avenue
                           Huntington Station, NY 11746
                           (631) 423-8494
                           (631) 423-2220/fax

         Our fiscal year ends on October 31. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, on the date of this prospectus, we became a reporting company under Section 15(d) of the Securities Exchange Act of 1934 and will be required to file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the SEC's public reference room in Washington, D.C. You can receive copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------

         The names, ages and principal occupations of our present officers, directors and employment histories are as follows:

    NAME                                  AGE             POSITION
    ----                                  ---             --------

Nicholas J. Seccafico, Jr.                61              President, Chief
                                                          Executive Officer,
                                                          Treasurer, Director
                                                          and Founder
Jeffrey Sadowsky                          50              Executive Vice
                                                          President, Secretary,
                                                          Director
Otto Weber                                75              Director

         The term of office for each of our directors is for a period of one year. According to Delaware Law, in the event we do not hold an annual election at the end of one year, directors will continue in office until their respective successors are elected and shall qualify. For this reason, our directors term of office does not expire on any specific date. Executive officers serve at the pleasure of the Board of Directors.

         Nicholas J. Seccafico, Jr. has been an officer, director and employee of Pathfinder Business Resources, Inc. since our inception on December 1, 1999. Mr. Seccafico has been an officer and director of Pathfinder International Group, Inc. since its inception on April 29, 1993. Recently, Mr. Seccafico transferred his ownership of Pathfinder International Group to us as a wholly-owned subsidiary effective July 28, 2000. Mr. Seccafico served as President and Chief Executive Officer of Kiwi Holdings International from January 1995 to November 1998. Kiwi Holdings was a publicly traded holding company which owned a minority interest in a domestic airline and a 100% interest in an NASD registered broker dealer. Mr. Seccafico joined Kiwi Holdings after founding CPC Group Corp. in 1982 where he held a number of senior executive positions. CPC Group is an office supply business selling to federal, state and local governments. Mr. Seccafico is a member of the Board of Trustees of Dowling College.

         Jeffrey A. Sadowsky, has been an officer and director of Pathfinder Business Resources, Inc. since July 2001. From 1996 to the present, Mr. Sadowsky has been a private consultant in product marketing and consulting to the toy and specialty item industry. From 1970 to 1996, Mr. Sadowsky was Chief Executive Officer of Stafford Enterpriese, a public storage company and service. Clients included Steiff gmb, Hasbro, Dakin Inc. and Coleco. Their business included consulting, sales and marketing of domestic and international products. Mr. Sadowsky will, upon the completion of the offering, become a part time employee of us and is expected to devote such time to us as requested by us for the performance of Mr. Sadowsky's duties.

         Otto Weber has been a director of Pathfinder Business Resources, Inc. since July 2000. From 1958 to the present time, Mr. Weber has been a regional sales manager in the New York metropolitan area for Sport Obermeyer Ltd., Aspen, Colorado, a distributor of ski fashions and equipment. From 1972 to the present time, he has also been in charge of national sales for Borvig Corp., Pine Island, New York. Mr. Weber is responsible for United States sales and marketing as well as installation of ski lift equipment, such as ski lifts, chair lifts, gondolas and cable cars. Mr. Weber has a diploma of the Banking Association of Switzerland after three years of banking apprenticeship and a diploma of the Schweiz Kaufmaennische Verein (Business Trade School of Switzerland). Mr. Weber was born in Lucerne, Switzerland and is a United States citizen. Mr. Weber intends to devote a minimal amount of his time to our affairs.

         At such time that we have two outside directors after the completion of the offering, of which no assurances can be given in this regard, the board of directors will establish a compensation committee and an audit committee, each consisting of at least a majority of outside directors. If established, the audit committee will among other things, make recommendations to the board of directors regarding our independent auditors, approve the scope of the annual audit activities of the independent auditors and review audit results and have general responsibility for all auditing related matters. If established, the compensation committee will review and recommend to the board of directors the compensation structure for our officers and other management personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation.

EXECUTIVE COMPENSATION
----------------------

         We were incorporated on December 1, 1999 and completed a private placement of series A preferred Stock during the first quarter of calendar 2000. At the present time, we do not intend to enter into an employment contract with Mr. Seccafico and we have no present intention in doing so for the foreseeable future. In January 2000, Nicholas J. Seccafico, Jr. commenced receiving a monthly salary of $6,000 and reimbursed expenses on an accountable basis. Such salary will not change for the first one year after the completion of the minimum offering, except that Mr. Seccafico will be entitled to bonuses as determined by the Board of Directors. Thereafter, Mr. Seccafico's salary and other compensation will also be determined by the Board of Directors. No other cash or other compensation has been paid to Mr. Seccafico by us except that 5,000,000 shares were issued to him as a founder in December 1999 in exchange for $5,000 and he made an additional capital contribution of $7,500.

         The following table sets forth the total compensation paid by us and our 100% owned subsidiary to Nicholas J. Seccafico, Jr., our Chief Executive Officer, for the 12 months ended October 31, 2000, 1999 and 1998. During the aforesaid periods, we did not have any executive officers earning $100,000 or more in salaries and bonuses.

====================================================================================================================================

                                                                                       Long Term Compensation
                                                                               --------------------------------------

                                     Annual Compensation                           Awards                   Payouts
------------------------------------------------------------------------------------------------------------------------------------

           (a)                   (b)          (c)          (d)          (e)          (f)           (g)        (h)          (i)
                                                                       Other
          Name                                                        Annual     Restricted      Number                    All
           And                                                        Compen-       Stock          of        LTIP     Other Compen-
        Principal                                                     sation      Award(s)      Options /   Payouts      Sation
        Position                Year     Salary($)(1)    Bonus($)       ($)          ($)        Warrants      ($)          ($)
------------------------------------------------------------------------------------------------------------------------------------

Nicholas J. Seccafico, Jr.,  2000          164,411         -0-          -0-          -0-(2)        -0-        -0-          -0-
Chief Executive
Officer
                             -------------------------------------------------------------------------------------------------------

                             1999               -0-        -0-          -0-          -0-           -0-        -0-          -0-
                             -------------------------------------------------------------------------------------------------------

                             1998               -0-         -0-         -0-          -0-           -0-        -0-          -0-
------------------------------------------------------------------------------------------------------------------------------------

----------
       (1) Since the inception of Pathfinder International Group, Inc., Mr. Seccafico has received from our subsidiary total compensation of $98,411, which sum of money is included in the table above in the fiscal year ended October 31, 2000.

       (2) Does not include 5,000,000 shares of our common stock issued to Mr. Seccafico in December 1999 as founder stock in exchange for $5,000. The 5,000,000 shares were issued to Mr. Seccafico immediately after our incorporation at a time when we had no assets or business operations. Accordingly, Management believes that the payment of an amount equal to our par value per share represented the fair market value of the common stock at the time of grant.

STOCK OPTION PLAN
-----------------

         We have a 1999 Stock Option Plan covering 400,000 shares of common stock (the "plan"). These shares are subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments for employees, including officers and directors and consultants of us and our subsidiary. The plan provides that options to be granted under the plan will be designated as incentive stock options or non-incentive stock options by the board of directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the options. Options designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.

         The plan provides that all options granted thereunder shall be exercisable during a period of no more than 10 years from the date of grant (five years for incentive stock options granted to holders of 10% or more of the outstanding shares of common stock), depending upon the specific stock option agreement and that the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of common stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of common stock). Pursuant to the provisions of the plan, the aggregate fair market value (determined on the date of grant) of the shares of the common stock for which incentive stock options are first exercisable under the terms of the plan by an option holder during any one calendar year cannot exceed $100,000.

         Currently, the plan provides that if the employment of an optionee is terminated other than by reason of death, disability or retirement at age 65, any incentive stock options granted to the optionee will immediately terminate. If employment is terminated by reason of disability or retirement at age 65, the optionee may, within one year from the date of termination, in the event of termination by reason of disability, or three months from the date of termination, in the event of termination by reason of retirement at age 65, exercise the incentive stock option (but not after the normal termination date of the option). If employment is terminated by death, the person or persons to whom the optionee's rights under the incentive stock option are transferred by will or the laws of descent and distribution have similar rights of exercise within three months after such death (but not after the normal termination date of the option). Any termination provisions of non-statutory stock options will be fixed by the board of directors or a committee thereof.

         Options are not transferable otherwise than by will or the laws of descent and distribution and during the optionee's lifetime are exercisable only by the optionee. Shares subject to options which expire or terminate may be the subject of future options. The plan provides that no new options may be granted by our board of directors after ten years from the establishment of the plan by the board of directors. As of the date of this prospectus, no options were issued and outstanding under the plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         Our certificate of incorporation contains a provision eliminating the personal monetary liability of directors to the extent allowed under the Business Corporation Law of the State of New York. Under the provision, a stockholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the provision, and not "negligence" or "gross negligence" in satisfying his duty of care. In addition, the provision applies only to claims against a director arising out of his role as a director or not, if he is also an officer, his role as an officer or in any other capacity or to his responsibilities under any other law, such as the federal securities laws. In addition, our Certificate of Incorporation provides that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by New York law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DIRECTORS COMPENSATION

         Prior to the completion of this offering, we have not paid our directors any compensation or consulting payments for their services as directors. After the completion of this offering, we intend to pay our directors who are not also employees of us $300 for each meeting attended and will reimburse such directors for travel and other expenses incurred by them in connection with attending board of directors meetings. All of our directors are eligible to receive the grant of options to purchase shares of our common stock pursuant to our stock option plan. Prior to this offering, we have compensated Nicholas J. Seccafico, Jr., our chief executive officer, as disclosed under "Executive Compensation" and paid a total of $12,500 to Alan Ghidaleson, a former executive officer and director of us.

ANTI-TAKEOVER MEASURES

         The certificate of incorporation allows us to issue preferred stock without stockholder approval. The issuance of shares of preferred stock under certain circumstances could make it more difficult for a third party to acquire control of us even if such change in control would be beneficial to stockholders.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth as of the date of this prospectus certain information with respect to the record and beneficial ownership of common stock by each person or entity known by us to be the beneficial owner of 5% or more of our shares, each officer and director of us and all our officers and directors as a group. Beneficial ownership as reported in the table above has been determined in accordance with Rule 13d-3 of the Exchange Act. All addresses for the officers and directors are c/o Pathfinder Business Resources, Inc., 33 Eleventh Avenue, Huntington Station, NY 11746. The percentages are calculated based upon 4,555,000 shares of common stock outstanding before the offering and 4,675,000 shares minimum, 4,955,000 shares maximum outstanding after the offering. Drew Seccafico and Todd Seccafico are adult children of Nicholas J. Seccafico, Jr. Elke Seccafico and Julie Seccafico are Nicholas J. Seccafico's daughter-in-laws. Cole Seccafico and Tyler Seccafico are Mr. Nicholas J. Seccafico's grandchildren. Both Drew Seccafico and Todd Seccafico have the power to vote and dispose of their shares and the shares held in trust for their minor children and. Mr. Nicholas J. Seccafico, Jr. disclaims beneficial ownership of the shares owned by his issue. Moshe and Cheryl Lifshitz are not related to Mr. Seccafico, his issue or any other officers and/or directors of us.

                                                     Percentage Beneficial Ownership
                                                     -------------------------------

                                    Shares of
                                    Common
                                    Stock
                                    Beneficially                      After       After
                                    Owned Before         Before       Offering    Offering
Name and Address                    Offering            Offering      Minimum     Maximum
----------------                    --------            --------      -------     -------
Nicholas J. Seccafico, Jr.           2,795,000            61.4         59.8         56.4

Drew Seccafico and
Elke Seccafico                         200,000             4.4          4.3         4.0

Drew Seccafico as Trustee
for Cole Seccafico                     200,000             4.4          4.3         4.0


Todd Seccafico and
Julie Seccafico                        200,000             4.4          4.3         4.0


Todd Seccafico as Trustee
 for Tyler Seccafico                   200,000             4.4          4.3         4.0


Jeffrey Sadowsky                         5,000             0.1          0.1
                                                                                    0.1

Otto Weber                              10,000             0.2          0.2
                                                                                    0.2

All three officers and
   Directors as a group              2,810,000            61.7         60.1        56.7

Moshe and Cheryl
Lifshitz                               440,000             9.6          9.4         8.9


         Nicholas J. Seccafico will control at least 56% of our common stock after the offering and he will have the power to elect a majority of the directors, appoint management and approve actions requiring the approval of a majority of stockholders.


                              CERTAIN TRANSACTIONS

         (i) Immediately after our incorporation in December 1999, we sold 5,000,000 shares of common stock to Nicholas J. Seccafico, Jr. and 150,000 shares to Alan Ghidaleson at a price of $.001 per share. Subsequently, Mr. Seccafico gifted 800,000 shares to his children and trusts established for the benefit of his grandchildren and he gifted 25,000 shares to one of his associates. Mr. Seccafico also contributed to capital an additional $7,500. Mr. Seccafico did not receive any additional shares in exchange for such contribution. Management believes that our shares of common stock were sold at a price of at least the then fair market value per share of our common stock, after due consideration being given to our lack of business and assets at the time of sale. In June 2001, Mr. Ghidaleson sold his 150,000 shares at a purchase price of $.001 per share to Moshe and Cheryl Lifshitz (80,000 shares), Otto Weber (10,000 shares), Rachel Dorfman (50,000 shares) and Samuel & Stella Skura (10,000 shares). In June 2001, Mr. Seccafico, Jr. gifted 5,000 shares to Mr. Jeffrey Sadowsky. Mr. Seccafico also contributed 1,375,000 shares to the Company and did not receive any consideration in return. These 1,375,000 treasury shares were cancelled and returned to the status of authorized but unissued shares of common stock.

         (ii) Between December 1999 and March 2000, we sold 780,000 shares of series A preferred stock at a purchase price of $1.00 per share to the following persons: Moshe and Cheryl Lifshitz (360,000 shares), Jeffrey Barnes (30,000 shares), Lennart Dahlgren (90,000 shares), Joseph Acosta (10,000 shares), Samuel & Stella Skura JTWROS (40,000 shares), Clarin Howe (70,000 shares), John Hodel (110,000 shares), Trung Vo (20,000 shares) and Pavlik Investments LLC (50,000 shares).

Effective May 15, 2001, all holders of Series A Preferred Stock converted all of their then outstanding shares of series A preferred stock into common stock on a one-for-one basis, for a total of 780,000 shares of common stock.

         (iii) On July 28, 2000, Mr. Seccafico contributed his 100% ownership interest in Pathfinder International Group to us as a capital contribution and he did not receive any additional shares for such contribution. On July 28, 2000, Pathfinder International Group had no assets or liabilities and the acquisition of the entity cost was $-0-. Management believes that the fair market value of Pathfinder International Group on July 28, 2000 was negligible.

         (iv) We maintain approximately 200 square feet of office space at 33 Eleventh Avenue, Huntington Station, New York 11746 pursuant to a temporary rent-free month-to-month arrangement with our Chief Executive Officer. Management believes that the fair market value of the current space and services utilized is approximately $300 per month. The financial statements, which accompany this prospectus for the period December 1, 1999 through October 31, 2000, reflect Mr. Seccafico's capital contribution of the fair value of rental services of $3,300. Upon completion of this offering, we intend to either pay rent based upon the fair value of the space and services then utilized by us as determined by our independent member(s) of the board of directors or seek to lease approximately 500 square feet of office space in or around the area where we are currently located to utilize as our offices.


                            DESCRIPTION OF SECURITIES

COMMON STOCK
------------

         We have 20,000,000 shares of authorized common stock, $.001 par value. Immediately prior to the offering, 4,555,000 shares of common stock were issued and outstanding and we have 18 common stockholders of record.

         Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have non-cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of a dissolution, liquidation or winding-up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of our common stock have no right to convert their common stock into any other securities. The common stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are, and the common stock to be outstanding upon completion of the offering will be, duly authorized, validly issued, fully paid and nonassessable.

PREFERRED STOCK
---------------

         The certificate of incorporation provides our board of directors with the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock, $.001 par value, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change in control of us. We have no present plans to issue any shares of preferred stock. Effective May 15, 2001, all of the holders of our previously outstanding shares of series A preferred stock converted their series A preferred shares into common shares on a one-for-one basis and irrevocably waived their rights to receive undeclared dividends that would otherwise have been payable upon conversion thereof.

WARRANTS
--------

         In connection with the offering, we have agreed to sell to Windham Securities, Inc. for a purchase price of $.001 per warrant, warrants which entitle the holders to purchase one share of our common stock for each ten shares sold in the offering at an exercise price of $4.125 per share. These warrants are exercisable for a period of five years from the date of this prospectus.

TRANSFER AGENT AND REGISTRAR
----------------------------

         The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, Two Broadway, 19th Floor, New York, NY 10004.

PENNY STOCK REGULATIONS
-----------------------

         The SEC has adopted penny stock regulations which apply to securities traded over-the-counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share. Excluded from the definition of penny stock are generally the following:

                  - securities that are registered or approved for registration upon notice upon issuance by a National Securities Exchange or NASDAQ;

                  - an issuer who has net tangible assets in excess of $2,000,000 if the issuer has been in continuous operation for at least three years or $5,000,000 if the issuer has been in continuous operation for less than three years;

                  - an issuer who has average revenues of at least $6,000,000 for the last three years; and

                  - an investment company registered under the Investment Company Act of 1940.

         The rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices, which broker/dealers generally find are burdensome, require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. The aforementioned regulations, which may impede the development of a market for our common stock, apply to the sale of shares of our common stock at $2.50 per share in this offering since our common stock will be deemed a penny stock. If a market for our common stock does develop after the offering and our shares trade below $5.00 per share after the offering, it will continue to be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell the shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

                         SHARES ELIGIBLE FOR FUTURE SALE

         There will be between 4,675,000 and 4,955,000 shares of our common stock outstanding after the offering. The exact number will depend upon the number of shares sold in the offering. These shares are restricted securities as that term is defined by Rule 144 of the Securities Act of 1933. These shares may be sold commencing 90 days after the date of this prospectus without registration under the Securities Act of 1933 to the extent permitted by Rule 144 of the Act. Pursuant to Rule 144 as currently in effect, a stockholder, including an affiliate, who has beneficially owned his or her restricted shares for at least one year from the date they were acquired from us or an affiliate of us may sell, within any three-month period, a number of such shares that does not exceed certain volume restrictions, provided that certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, under Rule 144(k), if a period of at least two years has elapsed from the date any restricted shares were acquired from us or an affiliate, a stockholder that is not an affiliate of us at the time of sale and that has not been an affiliate for at least three months prior to the sale is entitled to sell those shares without compliance with the requirements of Rule 144 set forth above. An affiliate of us, however, must comply with the volume restrictions and the other requirements referred to above. As defined in Rule 144, an affiliate of an issuer is a person who, directly or indirectly, through one or more intermediaries controls or is controlled by, or is common control with, such issuer. However, all of the present stockholders have agreed not to publicly sell their shares of common stock beneficially owned on the date of this prospectus for a period of one year after the final closing date of this offering, except that each stockholder will be permitted to sell up to 30% of their holdings at anytime after 90 days following the final closing date of this offering.

         The possible or actual future sales of our common stock pursuant to Rule 144 or by the selling security holders named herein may negatively impact the market price for our common stock. If a market for our common stock should develop in the future, the market price of our common stock could drop as a result of sales of a large number of shares of common stock in the market after the offering, or the perception that such sales could occur. These factors also could make it more difficult for us to raise funds through future offerings of common stock.

                              PLAN OF DISTRIBUTION


         Windham Securities, Inc., as underwriter of the offering, has agreed to offer the shares to the public, as agent for us. The shares are offered by us on a "best efforts 120,000 shares minimum, 400,000 shares maximum" basis, subject to prior sale, when, as and if received and accepted by it, subject to approval of certain legal matters by counsel for us and the underwriter, and subject to certain other conditions. Windham Securities and us reserve the right to withdraw, cancel or modify the offering and to reject any order in whole or in part.

         The offering period will terminate on November 30, 2001 unless extended by us and the underwriter for an additional period until the close of business on January 31, 2002. If at least 120,000 shares are subscribed for, we may have an initial closing on the subscription of such shares and continue offering the balance of the shares through the end of the offering period unless the offering is earlier terminated by us and Windham Securities. We will have one or more additional closings on the sale of any additional shares. Until the closing on subscribed for shares totaling at least 120,000 shares, the proceeds from the subscriptions for shares will be held in an escrow account with Continental Stock Transfer & Trust Company, Two Broadway, 19th Floor, New York, NY 10004. If at least 120,000 shares are not subscribed for during the offering period, all funds received will be promptly repaid in full without interest or deduction therefrom. Prior to the initial closing, the escrow agent will confirm that at least 120,000 shares have been subscribed for, and cleared funds have been received in full payment for the purchase of the shares before releasing the funds from escrow. During the offering period, as extended, investors will not have the opportunity to request a refund of their funds, unless state law dictates otherwise.

         Each potential investor desiring to subscribe for shares in this offering must first receive a copy of this prospectus and a risk disclosure statement in accordance with Schedule 15G of the Securities Exchange Act of 1934, as amended. After a potential investor in this offering has received the prospectus and risk disclosure statement, Windham (or other selling broker/dealer) must determine the suitability of the potential investor setting forth in writing the reasons why the broker/dealer has determined that an investment in our common stock is suitable for the potential investor and submit a copy of same to the potential investor. The written statement must be signed by the potential investor and returned to Windham (or other selling broker/dealer). Thereafter, the potential investors must execute our subscription agreement confirming the number of shares the investor desires to invest in our offering and forward a check in the amount of the investor's subscription price to Windham (or other selling broker/dealer) for the full amount of the subscription price. All checks shall be made payable to "Continental Stock Transfer & Trust Company f/b/o Pathfinder Business Resources, Inc." The form of subscription agreement is included in the prospectus after the financial statements as Appendix I.

         Upon receipt of checks in this offering, Windham Securities and other participating broker/ dealers, if any, will transmit checks directly to the escrow agent by noon of the next business day after receipt. The escrow agreement provides that the escrow agent will only be able to invest the escrowed funds in investments permissible under SEC Rule 15c2-4.

         We have agreed to pay Windham Securities a commission of 10% of the price of the shares sold ($.25 per share) upon the closing. Such commissions would total $30,000 if the minimum number of shares is sold and $100,000 if the maximum number of shares is sold. Windham Securities may authorize selected securities brokers who are members of the National Association of Securities Dealers, Inc. to offer the shares for sale and allow a concession to them. Such dealers may reallow to other members. In any event, such concessions and reallowances will not exceed the commission the underwriter is to receive.

         We have agreed to enter into a one-year consulting agreement with Windham Securities. Such agreement provides that the underwriter will render consulting services to us. The aggregate fee due to Windham Securities for such consulting services will be an amount equal to one and a quarter (1.25%) percent of the gross proceeds of the offering (or $3,750 to Windham Securities if the minimum is sold and $12,500 if the maximum is sold) and shall be paid in full upon the closing date of the offering.

         The underwriting agreement provides that we will pay to Windham Securities a non-accountable expense allowance of three percent (3%) of the proceeds of this offering (or $9,000 to the underwriter if the minimum is sold and $30,000 if the maximum is sold), which amount will be used to reimburse Windham Securities for its expenses, including fees and disbursements of counsel and such other due diligence and customary expenses as are normally incurred by an underwriter. A total of $10,000 has been paid toward this expense allowance. If less than 133,334 shares offered hereby are sold, any overpayment of the expense allowance will be credited in full against the aforementioned consulting fee. We paid $15,000 to Creative Capital Management Corp., the prior underwriter of our offering, as an advance toward its then non-accountable expense allowance. Subsequently, Creative withdrew its membership from the NASD. Creative has not refunded any portion of the $15,000 to us and no credit will be given to us by Windham Securities.

         In addition to commissions, non-accountable expense allowance and financial consulting fee paid to Windham Securities, we are required to pay the costs of qualifying this offering under federal and state securities laws, together with legal and accounting fees, printing and other costs in connection with this offering, estimated to total approximately $110,000.

         We and Windham Securities have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933. To the extent that the underwriting agreement may purport to provide exculpation from possible liabilities arising under the federal securities laws, it is the opinion of the Securities and Exchange Commission that such indemnification is contrary to public policy and therefore unenforceable.

         Subject to the sale of the minimum number of shares offered hereby and closing of this offering, we have agreed to sell to Windham Securities for a nominal consideration of $100, warrants to acquire one share of common stock for each ten shares sold in the offering, or a total of 12,000 shares of common stock if the minimum is sold, and 40,000 shares if the maximum is sold. According, Windham will receive warrants to purchase up to 10% of the shares actually sold. Windham Securities' warrants are exercisable at a price of $4.125 per share and for a period of five years commencing on the date of this prospectus. Each of Windham Securities' warrants shall represent the right to purchase one share of our common stock.

         Pursuant to NASD Rule 2710 (c) (7) (a) of the NASD Conduct Rules, Windham Securities' warrants may not be sold, assigned, transferred, pledged, hypothecated or delivered except to officers of Windham Securities, selected dealers and their officers and/or partners, for a period of twelve months from the date of this prospectus, and, in no event will such securities be offered or sold except in compliance with the Securities Act of 1933. No public offering of Windham Securities' warrants or the underlying shares will be made until a new registration statement covering Windham Securities' warrants or underlying shares has become effective. Windham Securities' warrants provide for certain registration rights for Windham Securities' warrants and/or underlying shares thereof. Such registration rights may be exercised at any time during the four-year period commencing one year after the date of this prospectus upon written request of the holders of not less than 50% of Windham Securities' warrants or underlying shares. In no event shall we bear the expense of registration of Windham Securities' warrants and underlying shares more than once for any registration initiated by the holders of Windham Securities' warrants. Under certain conditions, we may also be required to include, at our sole expense, Windham Securities' warrants or underlying shares in a registration statement (except on Form S-8 or any other inappropriate form) filed by us, occurring during the four-year period commencing one year from the date of this prospectus. Any profits realized by Windham Securities upon the sale of its securities or the underlying shares may be deemed to be additional compensation.

         Windham Securities' warrants contain anti-dilution provisions regarding certain events, including but not limited to, stock dividends, split-ups, combinations, and reclassifications. Holders of Windham Securities' warrants will have no voting power and will not be entitled to any dividends. In the event of our dissolution or winding up, the holders of Windham Securities' warrants will not be entitled to any dividends. In the event of any dissolution or winding up, the holders of Windham Securities' warrants will not be entitled to participate in a distribution of our assets. For the life of Windham Securities' warrants, Windham Securities is given, at a nominal cost, the opportunity to profit from a rise in the market price of the common stock with a resulting dilution in the interest of existing security holders. The terms upon which we could obtain additional capital during that period may be adversely affected. Windham Securities might be expected to exercise Windham Securities' warrants at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by Windham Securities' warrants.

         Officers, directors and employees of Pathfinder may purchase up to 20,000 shares of the offering to close out the minimum, in the event that the minimum number of shares is not otherwise sold. Windham Securities does not intend to sell any of these shares to accounts for which it exercises discretionary authority.

Arbitrary public offering price

         Our initial public offering price for our shares of common stock was arbitrarily determined through negotiations between Windham Securities and us. Our initial public offering price is not necessarily related to our assets, book value or other established criterion of value and is not indicative of the price at which it may trade in the future.

                                  LEGAL MATTERS

         The validity of the sale of common stock in this offering will be passed upon for us by Lester Morse P.C., Suite 420, 111 Great Neck Road, Great Neck, NY 11021. Certain legal matters will be passed upon for the underwriter by Joseph L. Pittera, Esq.

                                     EXPERTS

         Our consolidated financial statements appearing in this prospectus, have been audited by Baron & Baron, independent auditors, 250 West 57th Street, Suite 724, New York, NY 10019 and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                       PATHFINDER BUSINESS RESOURCES, INC.


                                TABLE OF CONTENTS

                        CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 1, 1999 (INCEPTION) TO OCTOBER 31, 2000



                                                                         Page
                                                                         -----

Independent Auditors' Report                                              F-1

Consolidated Balance Sheet                                                F-2

Consolidated Statement of Operations                                      F-3

Consolidated Statement of Stockholders' Equity                            F-4

Consolidated Statement of Cash Flows                                      F-5

Notes to Consolidated Financial Statements                                F-6-11

                                  BARON & BARON
                          Certified Public Accountants
                         250 West 57th Street, Suite 724
                               New York, NY 10019
                    Tel (212) 586-8070 - Fax (212) 265-0059





                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Pathfinder Business Resources, Inc.
Huntington Station, New York


We have audited the accompanying consolidated balance sheet of Pathfinder Business Resources, Inc. as of October 31, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from December 1, 1999 (inception) to October 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pathfinder Business Resources, Inc. as of October 31, 2000 and the results of their operations and their cash flows for the period from December 1, 1999 (inception) to October 31, 2000, in conformity with generally accepted accounting principles.


                                                               /s/ Baron & Baron

New York, NY
November 27, 2000

                       PATHFINDER BUSINESS RESOURCES, INC.

                           CONSOLIDATED BALANCE SHEET

                                OCTOBER 31, 2000





                                   A S S E T S

Current assets:
   Cash and cash equivalents                                           $378,130
                                                                       --------



                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable and accrued expenses                                 $    750
                                                                       --------

Commitments and contingencies

Stockholders' equity:
  Common stock, .001 par value 20,000,000 shares
     authorized; 5,150,000 issued and outstanding                    $    5,150
  Convertible preferred stock, series A, .001 par value;
     1,000,000 shares authorized; and 780,000 shares
     issued and outstanding                                                 780
  Paid-in capital                                                       590,680
  Accumulated deficit                                                 (219,230)
                                                                       --------

                                                                        377,380
                                                                       --------
                                                                       $378,130
                                                                       ========





                   The accompanying notes are an integral part
                    of the consolidated financial statements.

                       PATHFINDER BUSINESS RESOURCES, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                         FOR THE PERIOD DECEMBER 1, 1999
                         (INCEPTION) TO OCTOBER 31, 2000




Revenues                                                              $ 179,106
                                                                      ---------

Expenses:
    Director's fees and officers' compensation                        $ 164,411
    Professional and consulting fees                                     97,516
    Insurance                                                            11,532
    Computer costs                                                       37,350
    Organization expenses                                                12,650
    Marketing and promotion                                              36,907
    Entertainment                                                        22,488
    Rent                                                                  3,300
    Other operating expenses                                             11,498
                                                                     ----------

                                                                        397,652
                                                                     ----------

Loss from operations                                                   (218,546)
                                                                       ---------

Other income (expenses):
    Interest and dividend income                                         15,308
    Loss from sale of marketable securities                             (15,992)
                                                                      ----------

                                                                           (684)
                                                                   ------------

Net loss                                                              $(219,230)
                                                                       =========

Basic net loss per share                                                 $(0.04)
                                                                          ======

Shares used in computing basic net loss per share                      5,150,000
                                                                       =========




                   The accompanying notes are an integral part
                    of the consolidated financial statements.

                       PATHFINDER BUSINESS RESOURCES, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                         FOR THE PERIOD DECEMBER 1, 1999
                         (INCEPTION) TO OCTOBER 31, 2000




                                                       Common        Preferred      Paid-in        Accumulated
                                           Total        stock          stock        capital          deficit
                                         ----------   -----------   -----------   ------------   --------------

Inception, December 1, 1999              $  -         $  -          $ -           $ -               $   -

Issuance of common stock                    5,150        5,150        -             -                   -

Capital contribution by founder             7,500        -            -             7,500               -

Issuance of preferred stock               580,660        -           780          579,880               -

Capital contribution - rent
  free office space                         3,300        -            -             3,300               -

Capital contribution of 100%
  interest in Pathfinder
  International Group, Inc.
  by founder                                -            -            -             -                   -

Net loss                                 (219,230)       -            -             -               (219,230)
                                         --------       ------       ---         ---------          --------

October 31, 2000                         $377,380       $5,150      $780         $590,680           $219,230)
                                         ========       ======       ===         ========           ========











                   The accompanying notes are an integral part
                    of consolidated the financial statements.

                       PATHFINDER BUSINESS RESOURCES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                         FOR THE PERIOD DECEMBER 1, 1999
                         (INCEPTION) TO OCTOBER 31, 2000



Cash flows from operating activities:
    Net loss                                                                    $(219,230)
    Adjustments to reconcile net loss to
        net cash used by operating activities:
          Loss from sale of marketable securities                                   15,992
           Changes in assets and liabilities:
              Accounts payable                                                         750
                                                                                ----------

                      Net cash used by operating activities                      (202,488)
                                                                                ----------

Cash flows from investing activities:
    Proceeds from sales of marketable securities                                    59,008
    Purchase of marketable securities                                             (75,000)
                                                                                ----------

                      Net cash used by investing activities                       (15,992)
                                                                                ----------

Cash flows from financing activities:
    Issuance of common stock                                                        15,950
    Issuance of preferred stock, net                                               580,660
                                                                                ----------

                     Net cash provided by financing activities                     596,610
                                                                                ----------

Net increase in cash and cash equivalents                                          378,130
Cash and cash equivalents, beginning of period                                     -
                                                                                ----------

Cash and cash equivalents, end of period                                         $ 378,130
                                                                                ==========






                     The accompanying notes are an integral
                       part of the consolidated financial
                                   statements.

                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000



1.    Organization:

      Pathfinder Business Resources, Inc., formerly named 800 Pet.Com, Inc. (the "Company") was incorporated in the State of New York on December 1, 1999. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary; Pathfinder International Group, Inc.

      On July 28, 2000 the Company's president contributed 100% of the outstanding stock of Pathfinder International Group, Inc. (PIG); a developer of business resources to the Company. Pathfinder International Group, Inc. was incorporated in the state of New York on April 29, 1993. PIG was inactive until it began operations in December, 1999. On July 28, 2000, PIG had no assets or liabilities and the acquisition of the entity cost was $-0-.

      The financial statements have been prepared to reflect the operations of Pathfinder Business Resources, Inc. and Pathfinder International Group, Inc. in a manner similar to a pooling of interest from inception. The Companies began operations during December 1999 and have a fiscal year-end of October 31, 2000.

      The Company's main objective is to provide business development and management consulting services to small and medium sized companies.

2.    Development stage enterprise:

      The Company is in the process of developing a new business which will provide business development and management consulting services to small and medium sized corporations.

      At October 31, 2000, the Company has spent $397,652 to develop this enterprise.

3.    Summary of significant accounting policies:

      a.   Cash and cash equivalents:

           Cash and cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000

3.    Summary of significant accounting policies: (Continued)

      b.   Property and equipment:

           Property and equipment are stated at cost. Depreciation is computed over the useful lives of the assets using the straight-line method.

           Leasehold improvements are amortized over the remaining lease term. Expenditures for repairs and maintenance are charged to operations in the period incurred.

      c.   Revenue recognition:

           Revenues from business and consulting services are recognized as services are performed over the term of the specific contracts.

      d.   Income taxes:

           The provision for income taxes is computed on the pre-tax income of the Company. Deferred taxes result from the future tax consequences associated with temporary differences between the amount of assets and liabilities recorded for tax and financial accounting purposes.

      e.   Estimates:

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      f.   Concentrations of credit risk:

           The Company routinely extends credit for the services provided. This credit risk may be affected by changes in economic or other conditions and may, accordingly, impact the Company's overall credit risk. Management believes that the credit risk is mitigated by the strict credit evaluation of those customers to which it extends credit. Reserves for potential credit losses are evaluated and maintained and such losses have been immaterial to the Company's financial position and within management's expectations.

      g.   Advertising:

           The Company expenses advertising costs when incurred.

                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000


3.    Summary of significant accounting policies: (Continued)

      h.   Start-up costs:

           The Company expensed all start-up costs associated with the development of its business and management consulting services business.

      i.   Earnings per share:

           The computation of earnings per share is based on the average number of outstanding common shares.

      j.   Marketable securities:

           The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company's investment securities are classified as "trading securities". Accordingly, securities are carried at market value with any unrealized gains and losses being included in income. Realized gains or losses are computed based on the average cost of the securities sold.

4.    Stockholders' equity:

      Convertible preferred stock - series A:

      At October 31, 2000, the Company has 1,000,000 shares authorized to be issued as preferred stock. At that date, 780,000 shares are issued and outstanding.

      The preferred stock has the following characteristics:

      Dividends -               Cumulative annual dividends at a rate of $.06
                                per share. The first dividend shall be pro-rated for the period from issuance until December 31, 2000.

      Conversion features -     Each preferred share is convertible into common
                                stock prior to a public offering at a one for one conversion or automatically converted into common stock at a 0.8 for 1 upon completion of a public offering.

      Liquidation rights -      $1.00 per share, plus accrued and unpaid
                                dividends.

      Redemption rights  -      $1.25 per share, beginning January 1, 2001 at
                                the Company's option subject to preferred stockholders conversion features.

                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000

5.    Stock options:

      The Company has established an incentive and non statutory stock option plan covering 400,000 shares of common stock. The options can be granted by the Board of Directors to Directors, consultants and employees, which shall include officers'. The Plan provides that all options granted will be exercisable during a period not to exceed ten years.

      At October 31, 2000, no stock options have been granted.

6.    Net loss per share:

      The Company follows the provisions of Statement of Financial Accounting Standards No. 128, earnings per share (SFAS 128).

      The following table presents the calculation.


                Net loss                                             $ (219,230)
                                                                      ==========

                Basic:

                   Weighted average shares of
                      common stock outstanding                         5,150,000
                                                                       =========

                   Basic net loss per share                               $(.04)
                                                                           =====

                Pro forma:

                    Shares used above                                  5,150,000

                    Pro forma adjustment to reflect
                     weighted effect of assumed
                     conversion of preferred stock                       780,000
                                                                      ----------

                    Shares used in computing pro forma
                      basic net loss per share                         5,930,000
                                                                       =========

                    Pro forma basic net loss per share                    $(.04)
                                                                           =====

                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000


7.    Business combinations:

      Effective July 28, 2000, the Company's president contributed 100% of the outstanding stock of Pathfinder International Group, Inc., a developer of business resources to the Company. At July 28, 2000, this company had no assets or liabilities and the acquisition of this entity cost the Company $-0-.


8.    Related party transactions:


      a.   Business combinations:

           On July 28, 2000, the Company's president contributed 100% of the outstanding stock of Pathfinder International Group, Inc. to the Company. On July 28, 2000, this Company had no assets or liabilities.


      b.   Rent:

           The Company utilizes office space pursuant to a rent-free month-to-month arrangement with the Company's president. The financial statements reflect the officer's capital contribution of the fair value of rental services as $3,300.


      c.   Directors and consulting fees:

           The Company utilizes the professional services of two stockholders. Directors' fees and officers' compensation of $164,411 and consulting fees of $26,400 were paid to these related parties.


9.    Income taxes:

      The Company accounts for income taxes according to the provisions of the Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes".

                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2000



9.    Income taxes: (Continued)

      Deferred income taxes reflect the effect of temporary differences between the tax basis of assets and liabilities and the reported amounts of those assets and liabilities for financial reporting purposes. Deferred income taxes also reflect the value of net operating losses and an offsetting valuation allowance. The Company's total deferred tax assets and corresponding valuation allowance at October 31, 2000 consist of the following:

                   Tax effects of carryforwards benefits:
                    U.S. Federal net operating loss
                    carryforward, expiring 2015                       $ 75,000

                   Less valuation allowance                            (75,000)
                                                                      ---------

                                                                      $   -
                                                                      =========

      SFAS No. 109 requires that a valuation allowance be recorded against tax assets which are not likely to be realized. Specifically, the Company's carryforwards expire at specific future dates and utilization is limited to specific amounts each year. Due to the uncertain nature of their ultimate realization based upon past performance and expiration dates, the Company has established a full valuation allowance against these carryforward benefits and is recognizing the benefits only as reassessment demonstrates they are realizable. Realization is entirely dependent upon future earnings.

                       PATHFINDER BUSINESS RESOURCES, INC.


                                TABLE OF CONTENTS

                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                    SIX MONTHS ENDED APRIL 30, 2001 AND 2000



                                                                          Page
                                                                          ----
Consolidated Balance Sheet                                                S-1

Consolidated Statement of Operations                                      S-2

Consolidated Statement of Stockholders' Equity                            S-3

Consolidated Statement of Cash Flows                                      S-4

Notes to Consolidated Financial Statements                                S-5-10

                       PATHFINDER BUSINESS RESOURCES, INC.

                           CONSOLIDATED BALANCE SHEET

                             APRIL 30, 2001 AND 2000
                                  (Unaudited)





                                   A S S E T S
                                                                                     April 30,
                                                                         2001                      2000
                                                                      -----------               ----------

Current assets:
   Cash and cash equivalents                                          $  290,342                $500,540
   Marketable securities                                                  30,419                       -
   Deferred offering costs                                                28,423                       -
   Other current assets                                                                           42,650
                                                                        --------                --------
                                                                      $  349,184                $543,190
                                                                      ==========              ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable and accrued expenses                                $    2,450                $  2,750
                                                                      ----------                  ------

Commitments and contingencies

Stockholders' equity:
  Common stock, .001 par value 20,000,000 shares
     authorized; 5,150,000 issued and outstanding                     $    5,150                $  5,150
  Convertible preferred stock, series A, .001 par value;
     1,000,000 shares authorized; and 780,000 shares
     issued and outstanding                                                  780                     780
  Paid-in capital                                                        590,680                 587,380
  Accumulated deficit                                                   (249,876)                (52,870)
                                                                       ---------                 --------

                                                                         346,734                 540,440
                                                                       ---------                 -------

                                                                      $  349,184                 543,190
                                                                        ========                 =======


                   The accompanying notes are an integral part
                    of the consolidated financial statements.

                       PATHFINDER BUSINESS RESOURCES, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED APRIL 30, 2001
                                  (Unaudited)




                                                                         April 30,
                                                             2001                      2000
                                                          -----------               ----------



Revenues                                                  $   96,700                $        -
                                                          ----------                ----------

Expenses:
Director's fees and officers' compensation                    43,750                    24,000
Professional and consulting fees                              59,147                    24,153
Insurance                                                     10,405                     3,826
Computer costs                                                 1,890                     2,500
Marketing and promotion                                        5,062                         -
Entertainment                                                  7,627                         -
Rent                                                           1,800                         -
Other operating expenses                                       6,218                     3,045
                                                          ----------                ----------

                                                             135,899                    57,524
                                                          ----------                ----------

Loss from operations                                         (39,199)                  (57,524)
                                                          ----------                ----------

Other income (expenses):
Interest and dividend income                                   7,795                     4,654
Gain on sale of marketable securities                            758                         -
                                                          ----------                ----------

                                                               8,553                     4,654
                                                          ----------                ----------

Net loss                                                   $ (30,646)               $   52,870
                                                          ==========                ==========

Basic net loss per share                                   $   (0.01)               $    (0.01)
                                                          ==========                ==========

Shares used in computing basic net loss per share          5,150,000                 5,150,000
                                                          ==========                ==========

                   The accompanying notes are an integral part
                    of the consolidated financial statements.

                       PATHFINDER BUSINESS RESOURCES, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                    SIX MONTHS ENDED APRIL 30, 2001 AND 2000
                                  (Unaudited)






April 30, 2001
---------------
                                                                   Common        Preferred     Paid-in         Accumulated
                                                    Total           stock          stock        capital          deficit
                                                  --------         ------         -------        ---------      ---------

November 1, 2000                                  $377,380         $5,150         $  780         $ 590,680      $(219,230)

Net loss                                           (30,646)           -                -               -          (30,646)
                                                  --------         ------         -------        ---------      ---------

April 30, 2001                                    $346,734         $5,150     $   $  780         $ 590,680      $(249,876)
                                                  ========         ======         ======         =========      =========



April 30, 2000

Inception, December 1, 1999                       $    -           $  -           $    -         $     -        $     -
                                                  --------         ------         -------        ---------      ---------

Issuance of Common Stock                            12,650          5,150              -             7,500            -

Issuance of Preferred Stock                        580,660            -              780           579,880            -

Net Loss                                           (52,870)           -                -               -          (52,870)
                                                  --------         ------         -------        ---------      ---------

April 30, 2000                                    $540,440         $5,150         $  780         $ 587,380      $ (52,870)
                                                  ========         ======         ======         =========      =========










                   The accompanying notes are an integral part
                    of consolidated the financial statements.

                       PATHFINDER BUSINESS RESOURCES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                    SIX MONTHS ENDED APRIL 30, 2001 AND 2000
                                  (Unaudited)




                                                                                              April 30,
                                                                                    2001                      2000
                                                                                 -----------               ----------



Cash flows from operating activities:
    Net loss                                                                      $(30,646)                 $ (52,870)
    Adjustments to reconcile net loss to
        net cash used by operating activities:
           Gain on sale of marketable securities                                      (758)                         -
           Changes in assets and liabilities:
               Accounts payable                                                      1,700                      2,750
                    Other assets                                                         -                    (42,650)
                                                                                 ----------                ----------
                      Net cash used by operating activities                        (29,704)                   (92,770)
                                                                                 ----------                ----------

Cash flows from investing activities:
   Proceeds from sales of marketable securities                                    105,271                          -
   Purchase of marketable securities                                              (134,932)                         -
                                                                                 ----------                ----------
                   Net cash used by investing activities                           (29,661)                         -
                                                                                 ----------                ----------

Cash flows used by financing activities:
   Deferred offering costs                                                         (28,423)
       Issuance of Common Stock                                                          -                     12,650
       Issuance of Preferred Stock                                                       -                    580,660
                                                                                  ---------                ----------
           Net cash flows from financing activities                                (28,423)                   593,310
                                                                                  ---------                ----------

Net increase (decrease) in cash and cash equivalents                               (87,788)                   500,540
Cash and cash equivalents, beginning of period                                     378,130                          -
                                                                                  ---------                ----------

Cash and cash equivalents, end of period                                          $290,342                   $500,540
                                                                                  ========                 ==========




                     The accompanying notes are an integral
                       part of the consolidated financial
                                   statements.

                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             APRIL 30, 2001 AND 2000
                                  (Unaudited)





1.    Organization:

      Pathfinder Business Resources, Inc., formerly named 800 Pet.Com, Inc. (the "Company") was incorporated in the State of New York on December 1, 1999. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary; Pathfinder International Group, Inc.

      On July 28, 2000 the Company's president contributed 100% of the outstanding stock of Pathfinder International Group, Inc. (PIG); a developer of business resources to the Company. Pathfinder International Group, Inc. was incorporated in the state of New York on April 29, 1993. PIG was inactive until it began operations in December, 1999. On July 28, 2000, PIG had no assets or liabilities and the acquisition of the entity cost was $-0-.

      The financial statements have been prepared to reflect the operations of Pathfinder Business Resources, Inc. and Pathfinder International Group, Inc. in a manner similar to a pooling of interest from inception. The Companies began operations during December 1999 and have a fiscal year-end of April 30.

      The Company's main objective is to provide business development and management consulting services to small and medium sized companies.

2.    Development stage enterprise:

      The Company is in the process of developing a new business which will provide business development and management consulting services to small and medium sized corporations.

      The Company spent $397,652 to develop this enterprise.

3.    Summary of significant accounting policies:

      a.   Cash and cash equivalents:

           Cash and cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             APRIL 30, 2001 AND 2000


3.    Summary of significant accounting policies: (Continued)

      b.   Property and equipment:

           Property and equipment are stated at cost. Depreciation is computed over the useful lives of the assets using the straight-line method.

           Leasehold improvements are amortized over the remaining lease term. Expenditures for repairs and maintenance are charged to operations in the period incurred.

      c.   Revenue recognition:

           Revenues from business and consulting services are recognized as services are performed over the term of the specific contracts.

      d.   Income taxes:

           The provision for income taxes is computed on the pre-tax income of the Company. Deferred taxes result from the future tax consequences associated with temporary differences between the amount of assets and liabilities recorded for tax and financial accounting purposes.

      e.   Estimates:

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      f.   Concentrations of credit risk:

           The Company routinely extends credit for the services provided. This credit risk may be affected by changes in economic or other conditions and may, accordingly, impact the Company's overall credit risk. Management believes that the credit risk is mitigated by the strict credit evaluation of those customers to which it extends credit. Reserves for potential credit losses are evaluated and maintained and such losses have been immaterial to the Company's financial position and within management's expectations.

      g.   Advertising:

           The Company expenses advertising costs when incurred.

                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             APRIL 30, 2001 AND 2000

3.    Summary of significant accounting policies: (Continued)

      h.   Start-up costs:

           The Company expensed all start-up costs associated with the development of its business and management consulting services business.

      i.   Earnings per share:

           The computation of earnings per share is based on the average number of outstanding common shares.

      j.   Marketable securities:

           The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company's investment securities are classified as "trading securities". Accordingly, securities are carried at market value with any unrealized gains and losses being included in income. Realized gains or losses are computed based on the average cost of the securities sold.

4.    Stockholders' equity:

      Convertible preferred stock - series A:

      At April 30, 2001, the Company has 1,000,000 shares authorized to be issued as preferred stock. At that date, 780,000 shares are issued and outstanding.

      The preferred stock has the following characteristics:

      Dividends -               Cumulative annual dividends at a rate of $.06
                                per share. The first dividend shall be pro-rated for the period from issuance until December 31, 2000 (see note 10).

      Conversion features -     Each preferred share is convertible into common
                                stock prior to a public offering at a one for one conversion or automatically converted into common stock at a 0.8 for 1 upon completion of a public offering.

      Liquidation rights -      $1.00 per share, plus accrued and unpaid
                                dividends.

      Redemption rights -       $1.25 per share, beginning January 1, 2001 at
                                the Company's option subject to preferred stockholders conversion features.

                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             APRIL 30, 2001 AND 2000

5.    Stock options:

      The Company has established an incentive and non statutory stock option plan covering 400,000 shares of common stock. The options can be granted by the Board of Directors to Directors, consultants and employees, which shall include officers'. The Plan provides that all options granted will be exercisable during a period not to exceed ten years.

      At April 30, 2001, no stock options have been granted.

6.    Net loss per share:

      The Company follows the provisions of Statement of Financial Accounting Standards No. 128, earnings per share (SFAS 128).

      The following table presents the calculation.

                                                                           April 30,
                                                                2001                      2000
                                                             -----------               ----------

                Net loss                                     $ (30,646)                $(52,870)
                                                             ==========               ----------

                Basic:

                   Weighted average shares of
                      common stock outstanding               5,150,000                5,150,000
                                                             ==========               =========

                   Basic net loss per share                  $   (0.01)               $   (0.01)
                                                             ==========               ---------

                Pro forma:

                    Shares used above                        5,150,000                5,150,000

                    Pro forma adjustment to reflect
                     weighted effect of assumed
                     conversion of preferred stock             780,000                  780,000
                                                            ----------                ---------

                    Shares used in computing pro forma
                      basic net loss per share               5,930,000                5,930,000
                                                            ==========                =========

                    Pro forma basic net loss per share       $   (0.01)               $   (0.01)
                                                            ===========               ---------

                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          APRIL 30, 2001 AND APRIL 2000



7.    Business combinations:

      Effective July 28, 2000, the Company's president contributed 100% of the outstanding stock of Pathfinder International Group, Inc., a developer of business resources to the Company. At July 28, 2000, this company had no assets or liabilities and the acquisition of this entity cost the Company $-0-.


8.    Related party transactions:


      a.   Business combinations:

           On July 28, 2000, the Company's president contributed 100% of the outstanding stock of Pathfinder International Group, Inc. to the Company. On July 28, 2000, this Company had no assets or liabilities.


      b.   Rent:

           The Company utilizes office space pursuant to a month-to-month arrangement with the Company's president. For the six months ended April 30, 2001, rent expense totaled $1,800.


      c.   Directors and consulting fees:

           The Company utilizes the professional services of two stockholders. Directors' fees and officers' compensation of $43,750 and consulting fees of $32,400 were paid to these related parties.


9.    Income taxes:

      The Company accounts for income taxes according to the provisions of the Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes".

                       PATHFINDER BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          APRIL 30, 2001 AND APRIL 2000





9.    Income taxes: (Continued)

      Deferred income taxes reflect the effect of temporary differences between the tax basis of assets and liabilities and the reported amounts of those assets and liabilities for financial reporting purposes. Deferred income taxes also reflect the value of net operating losses and an offsetting valuation allowance. The Company's total deferred tax assets and corresponding valuation allowance at April 30, 2001 consist of the following:

           Tax effects of carryforwards benefits:
            U.S. Federal net operating loss
            carryforward, expiring 2015                                 $75,000

           Less valuation allowance                                     (75,000)
                                                                        -------

                                                                         $   -
                                                                        ========

      SFAS No. 109 requires that a valuation allowance be recorded against tax assets which are not likely to be realized. Specifically, the Company's carryforwards expire at specific future dates and utilization is limited to specific amounts each year. Due to the uncertain nature of their ultimate realization based upon past performance and expiration dates, the Company has established a full valuation allowance against these carryforward benefits and is recognizing the benefits only as reassessment demonstrates they are realizable. Realization is entirely dependent upon future earnings.


10.   Subsequent events:

      The Company is working with a brokerage firm in an attempt to complete an initial public offering. In anticipation of this effort, the convertible preferred stockholders have agreed to convert their series A preferred stock into share of common stock on a one for one basis effective May 15, 2001 and to irrevocably waive their right to receive any accrued and unpaid dividends. Additionally, the Company's chief executive officer returned 1,375,000 shares of common stock to the Company for no consideration.

                                   APPENDIX I

                             Subscription Agreement


Pathfinder Business Resources, Inc.
33 Eleventh Avenue
Huntington Station, NY  11746

Gentlemen:

         The undersigned hereby confirms his (her) (its) subscription to purchase the number of shares of Common Stock of Pathfinder Business Resources, Inc. set forth below at a purchase price of $2.50 per share. Before completing this Subscription Agreement, the undersigned acknowledges his (her) (its) previous receipt of each of the following:

         - Definitive Prospectus dated September 12, 2001 which was received at least 48 hours prior to the confirmation to the undersigned of the shares subscribed hereunder.

         - Risk Disclosure Statement contained in Schedule 15G which begins with one page titled "Important Information on Penny Stock" and it has four attached pages titled "Further Information."

         - Written statement from the undersigned's broker-dealer setting forth pursuant to Section 15(g) of the Exchange Act of 1934, as amended, certain required information that the undersigned was required to receive from the broker-dealer and sign and return to the broker-dealer before executing the enclosed Subscription Agreement.

         The undersigned confirms that he (she) (it) executed the written statement described immediately above and returned same to the undersigned's broker-dealer before executing this Subscription Agreement.

                                 SIGNATURE PAGE
                                  (INDIVIDUALS)


         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement the date specified below.

                                              Date of Investment:        , 200
Number of                                                         -------     --
Shares Subscribed at $2.50 per share :
                                       -----

--------------------------------------------  --------------------------------
Signature of Investor                              Signature of Spouse
                                              (or Joint Investor, if any)

--------------------------------------------  --------------------------------
Print Name of Investor                           Print Name of Spouse
                                              (or Joint Investor, if any)

--------------------------------------------  --------------------------------
Social Security Number                        Social Security Number of
                                              Investor or Spouse (or Joint
                                              Investor, if any)

Investor                                      Spouse (or Joint Investor, If any)

Address:
        ------------------------------------  ---------------------------------

        ------------------------------------  ---------------------------------

        ------------------------------------  ---------------------------------

ACCEPTED AND AGREED TO
THIS      DAY OF        , 200
     ----        -------     --

PATHFINDER BUSINESS RESOURCES, INC.

By
   ----------------------------
Title
      --------------------------
Number of shares accepted by the
Company
        -------------------

                                 SIGNATURE PAGE
                              (FOR NON-INDIVIDUALS)

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement the date indicated in the space below.

Name of Entity (Print):
                        ---------------------

Address:
         ------------------------------------

         ------------------------------------

         ------------------------------------

         ------------------------------------

State of Organization:
                       ----------------------

Tax Identification Number:
                          -------------------

By:
   ------------------------------------------

   Name:                                                           , 200
          ------------------------------------       -------------      --
   Title:                                               Date of Investment
          ------------------------------------


NUMBER OF SHARES SUBSCRIBED FOR:

$                                  ($2.50 per share)
 ---------------------------------


AGREED AND ACCEPTED TO THIS
                            -----

DAY OF                , 200
       ---------------     --
PATHFINDER BUSINESS RESOURCES, INC.


By:
   ------------------------------------------
               (name and title)


NUMBER OF SHARES ACCEPTED BY
THE COMPANY
            ------------------

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of September 12, 2001.
































     Until December 11, 2001 (90 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



================================================================================


                                 400,000 SHARES



                               PATHFINDER BUSINESS

                                 RESOURCES, INC.




                                   PROSPECTUS







                            WINDHAM SECURITIES, INC.



                               September 12, 2001








================================================================================